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Exhibit N.1

Consent of Independent Registered Public Accounting Firm

        We consent to the references to our firm under the captions "Selected Financial Data," "Risk Factors," "Senior Securities," and "Independent Registered Public Accounting Firm" and to the use of our reports dated (i) May 27, 2010, with respect to the consolidated financial statements of GSC Investment Corp. (now known as Saratoga Investment Corp.) as of February 28, 2010 and 2009 and the related consolidated statements of operations, changes in net assets, and cash flows for each of the three years in the period ended February 28, 2010, and (ii) August 30, 2010, with respect to the senior securities table as of February 28, 2010, included in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-2 No. 333-169135) and related Prospectus of Saratoga Investment Corp. for the registration of 1,168,018 shares of common stock for resale.

/s/ Ernst & Young LLP

New York, NY
September 21, 2010

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  Exhibit N.1
Consent of Independent Registered Public Accounting Firm